EXHIBIT 10.21

WisdomTree Asset Management, Inc.

245 Park Avenue, 35th Floor

New York, NY 10167

August 9, 2016

David J. Abner

Dear David:

Reference is made to your relocation letter agreement, dated July 25, 2016 (“Relocation Agreement”), between you and WisdomTree Asset Management, Inc. (the “Company”), relating to your assignment to the Company’s offices in the United Kingdom for a period of time. Capitalized terms used and not defined in this amendment agreement (“Amendment”) have the respective meanings assigned to them in the Relocation Agreement.

Pursuant to Section VIII.D of your Relocation Agreement, if your employment is terminated by the Company under certain circumstances, you will be entitled to accelerated vesting with respect to a portion of your then-outstanding unvested equity awards in the common stock of WisdomTree Investments, Inc. (“WTI”). The purpose of this Amendment is to amend your Relocation Agreement for the deemed modification of the terms and conditions governing currently outstanding, unvested equity awards you hold to include provisions relating to acceleration of vesting of such awards consistent with your Relocation Agreement.

The terms of this Amendment are as follows:

1.	Section VIII.D the Relocation Agreement is hereby amended by inserting the following sentence at the end of the first paragraph of Section VIII.D thereof:

“The acceleration of vesting provisions of this Section VIII.D shall be deemed to amend the vesting provisions, applicable, in each of the following agreements: (a) Restricted Stock Agreement, dated January 14, 2014, between you and WTI; (b) Restricted Stock Agreement, dated January 28, 2015, between you and WTI; and (c) Restricted Stock Agreement, dated January 27, 2016, between you and WTI.”

2.	Except as expressly provided in this Amendment, all of the terms and provisions of the Relocation Agreement are and will remain in full force and effect, and are hereby ratified and confirmed by the parties. On and after the date hereof, each reference in the Relocation Agreement to “this letter, “this letter agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Relocation Agreement as amended by this Amendment.

3.	This Amendment shall be construed and governed by the laws of the state of New York, without respect to conflicts of law principles. This Amendment may not be amended or modified unless memorialized in writing and signed by both you and the Company. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

Please acknowledge your acceptance by signing and dating the concurrence box below and returning this letter to me.

Sincerely,

WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Peter M. Ziemba
Name: Peter M. Ziemba
Title: EVP-Business and Legal Affairs

I agree to the terms and conditions set forth in the above Amendment to my Relocation Agreement.

/s/ David J. Abner	August 9, 2016
David J. Abner	Date

Acknowledgement

WisdomTree Investments, Inc. hereby executes this Amendment solely to confirm its agreement to the deemed amendments to the restricted stock agreements identified in paragraph 1 herein.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Peter M. Ziemba
Name: Peter M. Ziemba
Title: EVP-Business and Legal Affairs

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